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                                                                  Exhibit 99

         [FALCON LOGO]


FOR FURTHER INFORMATION

AT THE COMPANY:
David L. Morley
President & Chief Operating Officer
9387 Dielman Industrial Drive
St. Louis, MO 63132
(314) 991-9200

FOR IMMEDIATE RELEASE
WEDNESDAY, MARCH 10, 2004

                     FALCON PRODUCTS REPORTS RESULTS FOR
                     -----------------------------------
                          FISCAL 2004 FIRST QUARTER
                          -------------------------

         ST. LOUIS, MISSOURI, MARCH 10, 2004 -- Falcon Products, Inc. (NYSE:
FCP), a leading manufacturer of commercial furniture, today announced sales and operating results for its first quarter ended January 31, 2004.

         Net sales for the first quarter of fiscal 2004 were $49.9 million, a 23% decrease from $65.1 million for the first quarter of 2003. The Company reported a net loss for the quarter of $12.2 million, or $1.33 per diluted share, compared with a net loss of $0.3 million, or $0.03 per diluted share, in the first quarter of 2003. The first quarter 2004 results include charges related to the closing of the Company's Canton, Mississippi facility, the write-off of deferred debt issuance costs and the recording of a deferred tax valuation allowance. These charges totaled $7.1 million, or $0.78 per share.

         Franklin A. Jacobs, Chairman and Chief Executive Officer, stated, "This quarter was one of transition for the company. We closed the Canton facility and relocated production to Morristown. Additionally, we restructured our financing package. The changes in manufacturing facilities and dislodged production capacity negatively impacted the company's revenues and EBITDA during the quarter and required the company to obtain a waiver of certain covenants from its banks and to amend certain covenants for future quarters. During this process, the banks understood the issues facing the company and were very cooperative and the company fully expects to meet its revised covenants. We are now prepared to move forward and show substantial improvements in sales and operating results in the second quarter of this year. We expect sales in the second quarter that are comparable to last year with improved EBITDA."



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         [FALCON LOGO]

Falcon Products
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         A weak hospitality market impacted sales in the quarter. This is reflective of major purchasing decisions being postponed over the holidays waiting for the new budget year. Orders in January and February have strengthened significantly and will be reflected in stronger second quarter sales. The food service sales decreased because of the successful completion of the Boston Market project in the first quarter of 2003. The balance of the food service business continued to grow. The contract office market was down slightly with flat orders year over year.

         David L. Morley, President and Chief Operating Officer stated, "We accomplished several difficult tasks during the quarter. We closed the Canton facility, staged the raw materials in Eastern Europe to fully execute the wood frame strategy, expanded production of our outsource partners in Europe and the U.S. and increased imports from China. In the next 90 days we expect to see the benefits of these actions."

         The company has restated its banking facility as a current liability. As our results reflect the actions taken and profitability improves, management expects that the banking facility should be reclassified as long term.

         Furthermore, the company was preliminarily notified by the New York Stock Exchange of a pending rule change on eligibility for continued listing. The exchange expects to formally notify all companies impacted by the change after March 15, 2004. In the event of such a formal notification, the company will diligently work with the exchange on a remediation plan.

         Mr. Jacobs continued, "The difficult steps have been taken at this point. The cost reduction activities are ahead of schedule. Savings from key initiatives are tracking with our plan. The company is totally focused on execution in the second quarter. We will see the impact of these actions in the current quarter."

         Falcon Products, Inc. will conduct a conference call to discuss fiscal 2004 first-quarter results on March 11, 2004 at 10:00 a.m. EST. The call will be Web cast at www.companyboardroom.com and www.falconproducts.com.

         Falcon Products, Inc. is the leader in the commercial furniture markets it serves, with well-known brands, the largest manufacturing base and the largest sales force. Falcon and its subsidiaries



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         [FALCON LOGO]

Falcon Products
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design, manufacture and market products for the hospitality and lodging, food service, office, healthcare and education segments of the commercial furniture market. Falcon, headquartered in St. Louis, Missouri, currently operates 8 manufacturing facilities throughout the world and has approximately 2,100 employees.

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this news release which are not historical fact, such as forward-looking statements, involve risks and uncertainties which could impact future financial performance , including, but not limited to, loss of key customers or suppliers within specific industries, availability or cost of raw materials, increased competitive pricing pressures reflecting industry conditions and general demand for products. Additional cautionary statements regarding other risk factors that could have an effect on future performance of the Company are described in Falcon's periodic filings with the Securities and Exchange Commission. Although Falcon believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, Falcon can give no assurance that its expectations will be attained. Any forward-looking statements represent the best judgment of Falcon as of the date of this release. Falcon disclaims any intent or obligation to update any forward-looking statements.





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
                                                          FALCON PRODUCTS, INC.
                                              CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                                       FIRST QUARTER 2004 RESULTS
                                                (In thousands, except per share amounts)
                                                               (Unaudited)

                                                                                         First Quarter Ended
                                                                 --------------------------------------------------------------
                                                                     January 31,             February 1,               %
                                                                        2004                    2003                 Change
                                                                 ------------------      -------------------      -------------
Net sales                                                        $          49,891       $           65,134          -23.4%
Cost of sales                                                               42,194                   50,346          -16.2%
                                                                 ------------------      -------------------
Gross margin                                                                 7,697                   14,788          -48.0%
Selling, general and administrative expenses                                10,538                   10,819           -2.6%
Interest expense and other                                                   5,052                    4,133           N/M
Loss on early extinguishment of debt                                         3,947 (a)                    -           N/M
Restructuring charges                                                          194 (b)                    -           N/M
                                                                 ------------------      -------------------
Pre-tax loss                                                               (12,034)                    (164)          N/M
Income tax expense                                                             196                      132           N/M
                                                                 ------------------      -------------------
Net loss                                                         $         (12,230)      $             (296)          N/M
                                                                 ==================      ===================

Basic and diluted loss per share                                 $           (1.33)      $            (0.03)          N/M
                                                                 ==================      ===================

Weighted average diluted shares outstanding                                  9,164                    9,048
                                                                 ==================      ===================


N/M  Not Meaningful

(a) The Company recorded a $3.9 million loss on early extinguishment of debt to write-off deferred debt issuance costs in connection with the refinancing of its senior credit facility.

(b) The Company recorded a $0.2 million pre-tax charge during the first quarter of 2004 to account for the closure of its Canton, Mississippi facility and the transfer of production into the Company's other plants.



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         [FALCON LOGO]

Falcon Products
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
                                                 FALCON PRODUCTS, INC.
                                         CONDENSED CONSOLIDATED BALANCE SHEETS
                                                    (In thousands)
                                                      (Unaudited)

                                   Jan. 31,        Nov. 1,          Liabilities and                   Jan. 31,        Nov. 1,
Assets                               2004           2003            Stockholders' Equity                2004            2003
------                          --------------  ------------        --------------------           -------------    -------------
Cash and cash equivalents        $      1,232    $    1,356         Accounts payable                $    25,844      $    27,612

Accounts receivable                    24,685        31,877         Customer deposits                     5,705            5,249

Inventories                            62,836        62,525         Accrued liabilities                  11,815           16,842

Other current assets                    5,863         5,344         Current maturities of
                                                                         long-term debt                  72,275            3,900
                                --------------  ------------                                       -------------    -------------
Total current assets                   94,616       101,102         Total current liabilities           115,639           53,603

Property, plant and                                                 Long-term debt                      106,003          161,485
   equipment, net                      36,370        36,579
                                                                    Other long-term obligations          12,223           12,868

Other assets                          130,013       128,859         Stockholders' equity                 27,134           38,584
                                --------------  ------------                                       -------------    -------------
                                 $    260,999    $  266,540                                         $   260,999      $   266,540
                                ==============  ============                                        ============    =============